UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2019
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities and Exchange Act of 1934.
[ ]	Emerging growth company
[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2018, Waterstone Financial, Inc. issued a press release announcing the resignation of Eric J. Egenhoefer, Chief Executive Officer of Waterstone Mortgage Corporation.  Waterstone Mortgage Corporation is a wholly owned subsidiary of WaterStone Bank SSB, which in turn is a wholly owned subsidiary of Waterstone Financial, Inc. In connection with the resignation, Waterstone Mortgage Corporation ("Waterstone" or the "Company") entered into a Resignation and Release Agreement (the “Separation Agreement”) with Mr. Egenhoefer.  The terms of the Separation Agreement modified an Employment Agreement to which Mr. Egenhoefer and the Company were parties.  The Separation Agreement was disclosed as Exhibit 10.1 to Report on Form 8-K filed with the Securities and Exchange Commission on July 24, 2018.

On March 29, 2019 (the “Effective Date”), Waterstone Mortgage Corporation entered into an agreement (the “Modification Agreement”) with Mr. Egenhoefer (“Egenhoefer”) and Alterra Group, LLC  a/k/a Panorama Mortgage Group, LLC, which amends and modifies the Separation Agreement.  The Modification Agreement substantively modifies the Separation Agreement as follows:

1.	Incorporates Alterra Group, LLC a/k/a Panorama Mortgage Group, LLC as a party to the Separation Agreement.

2.
The terms of Section 12 (c) of the Separation Agreement are extended to be enforceable until March 15, 2020.  Notwithstanding anything contained in Section 12(c) of the Separation Agreement to the contrary, the term “Covered Employee” as used in Section 12 (c) of the Separation Agreement is limited to individuals who are employed by Waterstone or its related entities as of the Effective Date  AND either (i) at any time during the year prior to the termination of Egenhoefer’s employment with Waterstone, was directly supervised by Egenhoefer; or (ii) about whom, during his employment by Waterstone, Egenhoefer obtained special knowledge not generally known to Waterstone’s competitors prior to the recruitment by any such Waterstone competitor.

3.
Through March 15, 2020, Egenhoefer will not directly or indirectly solicit for employment any individual employed by Waterstone as of the Effective Date or at any time during the one year period after the Effective Date, as a mortgage loan originator, Vice President or Senior Vice President anywhere in Wisconsin.

4.	Defers payment of $100,000 by Waterstone to Egenhoefer from March 15, 2019, to September 15, 2019.

5.	Defers payment of $100,000 by Waterstone to Egenhoefer from June 15, 2019, to March 15, 2020.

6.
Alterra agrees that through December 31, 2019, it will not hire any greater number of employees assigned loan origination duties and regularly working at any of its offices in Ozaukee, Milwaukee or Waukesha counties in Wisconsin, than were employed by Alterra at any such office on the Effective Date.

7.
Through March 15, 2020, Alterra will not directly or indirectly solicit for employment any individual employed by Waterstone as of the Effective Date or at any time during the one year period after the Effective Date of the March 2019 Agreement, as a mortgage loan originator, Vice President or Senior Vice President in Wisconsin.

8.
Through September 29, 2019, Alterra will not directly or indirectly solicit for employment any individual employed by Waterstone as of the Effective Date or at any time during the one year period after the Effective Date, in any capacity in Wisconsin, unless approved otherwise in writing by the President of Waterstone.

Item 9.01                          Financial Statements and Exhibits

(d)  Exhibits

10.1          Modification Agreement between Waterstone Mortgage Corporation and Eric J. Egenhoefer and Alterra Group, LLC  a/k/a Panorama Mortgage Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: April 4, 2019	/s/ William F. Bruss
Name: William F. Bruss
Title: Chief Operating Officer